Exhibit 23

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-286362 and 333-278423 on Form S-3 and Registration Statement Nos. 333-142724, 333-224605, 333-231116, and 333-274943 on Form S-8 of our reports dated February 17, 2026, relating to the consolidated financial statements and the financial statement schedules of Eversource Energy and subsidiaries, and the effectiveness of Eversource Energy and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Eversource Energy for the year ended December 31, 2025.

We also consent to the incorporation by reference in Registration Statement No. 333-286362-01 on Form S-3 of our report dated February 17, 2026, relating to the financial statements and the financial statement schedule of The Connecticut Light and Power Company appearing in this Annual Report on Form 10-K of The Connecticut Light and Power Company for the year ended December 31, 2025.

We also consent to the incorporation by reference in Registration Statement No. 333-286362-03 on Form S-3 of our report dated February 17, 2026, relating to the consolidated financial statements and the financial statement schedule of NSTAR Electric Company and subsidiary appearing in this Annual Report on Form 10-K of NSTAR Electric Company for the year ended December 31, 2025.

We also consent to the incorporation by reference in Registration Statement No. 333-286362-02 on Form S-3 of our report dated February 17, 2026, relating to the consolidated financial statements and the financial statement schedule of Public Service Company of New Hampshire and subsidiaries appearing in this Annual Report on Form 10-K of Public Service Company of New Hampshire for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
February 17, 2026